Exhibit 99.1

    Tower Group, Inc. Announces Departure of Senior Vice President of Claims

     NEW YORK-(BUSINESS WIRE)-June 6, 2007--Tower Group, Inc. (NASDAQ: TWGP) announced that effective June 30, 2007, Steven G. Fauth, Director of Tower Group, Inc. and Senior Vice President of Claims of its insurance subsidiaries, will resign from these positions to pursue other professional opportunities. His responsibilities will be assumed by various senior level managers currently employed by Tower. In addition, Mr. Fauth will provide consulting services to the Company through the end of the year to assist with the transition. Michael
H. Lee, President and Chief Executive Officer, stated, "Since he began his association with Tower in 1993, Steve has greatly contributed to Tower's success in establishing high quality claims and legal defense departments as well as serving as General Counsel until the end of 2006. We thank Steve for the leadership that he has provided over the years and wish him the best in his future endeavors."

     About Tower Group, Inc.

     Tower Group, Inc. offers property and casualty insurance products and services through its insurance companies and insurance services subsidiaries. Its insurance company subsidiaries offer insurance products to individuals and small to medium-sized businesses. Tower Group's insurance services subsidiaries provide underwriting, claim and reinsurance brokerage services to other insurance companies.

     Cautionary Note Regarding Forward-Looking Statements

     The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. This release or any other written or oral statements made by or on behalf of the Company may include forward-looking statements that reflect the Company's current views with respect to future events and financial performance. All statements other than statements of historical fact included in this release are forward-looking statements. Forward-looking statements can generally be identified by the use of forward-looking terminology such as "may," "will," "plan," "expect," "project", "intend," "estimate," "anticipate," "believe" or "continue" or their negative or variations or similar terminology. All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include but are not limited to ineffectiveness or obsolescence of our business strategy due to changes in current or future market conditions; increased competition on the basis of pricing, capacity, coverage terms or other factors; greater frequency or severity of claims and loss activity, including as a result of natural or man-made catastrophic events, than our underwriting, reserving or investment practices anticipate based on historical experience or industry data; the effects of acts of terrorism or war; developments in the world's financial and capital markets that adversely affect the performance of our investments; changes in regulations or laws applicable to us, our subsidiaries, brokers or customers; changes in the level of demand for our insurance and reinsurance products and services, including new products and services; changes in the availability, cost or quality of reinsurance and failure of our reinsurers to pay claims timely or at all; loss of the services of any of our executive officers or other key personnel; the effects of mergers, acquisitions and divestitures; changes in rating agency policies or practices; changes in legal theories of liability under our insurance policies; changes in accounting policies or practices; and changes in general economic conditions, including inflation and other factors. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

     For more information visit Tower's website at http://www.twrgrp.com/.

     CONTACT: Tower Group, Inc.
              Thomas Song, 212-655-4789
              Managing Vice President
              tsong@twrgrp.com